Contacts: Investors and Analysts: Tim Leveridge T +01 404.676.7563 Media: Petro Kacur T +01 404.676.2683	The Coca-Cola Company Global Public Affairs & Communications Department P.O. Box 1734 Atlanta, GA 30301
THE COCA-COLA COMPANY REPORTS
SECOND QUARTER 2016 RESULTS

•	Reported net revenues declined 5% and organic revenues grew 3% in the quarter.

•	Reported EPS was $0.79 and comparable EPS was $0.60 in the quarter.

•	Global volume grew 1% year to date and was even in the quarter.

•	Global price/mix grew 3% in the quarter, reflecting continued effective pricing and packaging initiatives across key markets.

•	Reported operating margin expanded more than 390 basis points and comparable currency neutral operating margin expanded more than 140 basis points.

•	Gained global value share in nonalcoholic ready-to-drink beverages.

•	Full-year 2016 organic revenues now expected to grow 3%. Full-year comparable currency neutral income before taxes (structurally adjusted) outlook remains 6% to 8%.

ATLANTA, July 27, 2016 – The Coca-Cola Company today reported second quarter 2016 operating results. Muhtar Kent, Chairman and Chief Executive Officer of The Coca-Cola Company said, “Despite challenging macroeconomic conditions, structural changes and foreign exchange headwinds which contributed to a 5% decline in reported revenues, we delivered 3% organic revenue growth, gained value share in total nonalcoholic ready-to-drink beverages, expanded our operating margins and grew profits in line with our expectations. Strong performance in some of our largest and most developed markets, including the United States, Mexico and Japan, was offset by difficult external conditions in many of our emerging and developing markets, including China and Argentina. These factors combined to put pressure on our volume and top-line performance in the quarter, especially where we own bottling businesses. In these international operations where external headwinds have proven to be more severe than originally forecast, we are taking action by reassessing local market initiatives where needed and continuing our efforts in driving productivity.

“As we continue the transformation of our business, I am encouraged by our core business performance which grew ahead of our consolidated organic revenues in the quarter. We expect this to continue for the balance of the year as we remain confident in our segmented revenue growth strategy, our innovation pipeline, and efforts to increase and improve our advertising.”

SECOND QUARTER 2016 OPERATING REVIEW
TOTAL COMPANY

	Percent Change
	Second Quarter	YTD
Unit Case Volume	0	1
Concentrate Sales/Reported Volume	0	0
Price/Mix	3	2
Currency	(3)	(4)
Acquisitions, Divestitures and Structural Items, Net	(5)	(3)
Reported Net Revenues	(5)	(5)
Organic Revenues *	3	2
Reported Income Before Taxes	(1)	(2)
Comparable CN Income Before Taxes (Structurally Adjusted) *	10	10

*
Organic revenues and comparable currency neutral (CN) income before taxes (structurally adjusted) are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Concentrate sales growth was in line with unit case volume growth in the quarter and was slightly behind unit case volume growth for the year-to-date period. After adjusting for one less day in the first quarter, concentrate sales and unit case volume growth were in line for the year-to-date period. The positive price/mix in the quarter was driven by solid underlying pricing partially offset by 1 point of geographic mix. Acquisitions, divestitures and structural items in the quarter primarily include the impact of refranchised territories in North America, the deconsolidation of our German bottling operations as a result of their being merged to create Coca-Cola European Partners as well as the impact of the brand transfer agreement associated with the closing of the transaction with Monster Beverage Corporation (“Monster”) in 2015.

•
We gained global volume and value share in sparkling beverages in the quarter. Value share grew ahead of volume share, emphasizing our focus on accelerating our revenue growth management strategies. Sparkling beverage volume was even year to date and declined 1% in the quarter primarily due to weakness in certain emerging markets.

•
We gained global volume and value share in still beverages in the quarter. Still beverage volume grew 4% year to date and 2% in the quarter. Volume growth in the quarter was driven by strong performance in most categories partially offset by a decline in juice and juice drinks primarily due to industry weakness in China.

•	The decline in reported income before taxes in the quarter was primarily driven by an unfavorable currency impact of 9% and structural impacts, partially offset by a 5% favorable impact due to comparability items. Also, income before taxes benefited from the impact of our productivity initiatives, a slightly favorable commodity pricing environment, the timing of expenses and an increase in equity income. The structural headwind on comparable currency neutral income before taxes was 4%.

•
The reported effective tax rate for the quarter was 19.5%. The underlying effective tax rate was 22.5%. The variance between the reported rate and the underlying rate was due to the tax effect of various items impacting comparability, separately disclosed in the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Reported EPS was $0.79 and comparable EPS was $0.60 in the quarter. Items impacting comparability increased reported EPS by a net $0.19 and were primarily related to a noncash gain recognized in connection with the deconsolidation of our German bottling operations as a result of their being merged to create Coca-Cola European Partners, partially offset by noncash charges related to refranchising territories in North America and costs associated with our previously announced productivity and restructuring initiatives.

•
Fluctuations in foreign currency exchange rates resulted in a headwind of 7 points, 9 points and 10 points on reported operating income, reported income before taxes and reported EPS, respectively, in the quarter. Fluctuations in foreign currency exchange rates resulted in a 6 point headwind on comparable operating income and an 11 point headwind on both comparable income before taxes and comparable EPS in the quarter.

•
Year-to-date cash from operations was $3.8 billion, down $1.3 billion due to the impact of contributions to our pension plans, fluctuations in foreign currency exchange rates, one less day in the first quarter and the deconsolidation of our German bottling operations.

•	Year-to-date purchases of stock for treasury were $2.2 billion. Net share repurchases totaled $1.1 billion.

EURASIA AND AFRICA

	Percent Change
	Second Quarter	YTD
Unit Case Volume	(1)	(1)
Concentrate Sales	0	(1)
Price/Mix	7	5
Currency	(10)	(11)
Acquisitions, Divestitures and Structural Items, Net	(3)	(3)
Reported Net Revenues	(6)	(10)
Organic Revenues *	7	5
Reported Income Before Taxes	(11)	(12)
Comparable CN Income Before Taxes *	0	(1)

*	Organic revenues and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Concentrate sales growth was slightly ahead of unit case volume growth in the quarter due to timing of concentrate shipments. For the year-to-date period, concentrate sales and unit case volume growth were in line. The positive price/mix in the quarter was primarily attributable to favorable pricing and product mix across several key markets, partially offset by unfavorable geographic mix. Acquisitions, divestitures and structural items in the quarter primarily reflect the unfavorable impact of the brand transfer agreement associated with the closing of the transaction with Monster in 2015.

•
The decline in reported income before taxes in the quarter was primarily driven by an unfavorable currency impact of 11% and the unfavorable structural impact of the brand transfer agreement with Monster. Also, income before taxes benefited in the quarter from the impact of our productivity initiatives and timing of expenses.

•
We gained value share in sparkling beverages in the quarter. Sparkling beverage volume was even and still beverage volume declined 4% in the quarter. Unit case volume performance in the quarter included low single-digit growth in both our Central, East & West Africa and Middle East & North Africa business units, offset by a high single-digit decline in our Russia, Ukraine & Belarus business unit and a mid single-digit decline in our Turkey, Caucasus & Central Asia business unit.

EUROPE

	Percent Change
	Second Quarter	YTD
Unit Case Volume	0	0
Concentrate Sales	(1)	(1)
Price/Mix	3	2
Currency	0	1
Acquisitions, Divestitures and Structural Items, Net	(4)	(3)
Reported Net Revenues	(2)	(1)
Organic Revenues *	2	1
Reported Income Before Taxes	(3)	(3)
Comparable CN Income Before Taxes *	(3)	(2)

*	Organic revenues and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Concentrate sales growth in the quarter was slightly behind unit case volume growth due to timing of concentrate shipments. For the year-to-date period, concentrate sales and unit case volume growth were in line after adjusting for one less day in the first quarter. The positive price/mix in the quarter reflects an increase in pricing and favorable product mix in key markets. Acquisitions, divestitures and structural items in the quarter reflect the unfavorable impact of the brand transfer agreement associated with the closing of the transaction with Monster in 2015 as well as the impact of the deconsolidation of our German bottling operations as a result of their being merged to create Coca-Cola European Partners.

•
The decline in reported income before taxes in the quarter was primarily driven by the unfavorable structural impact related to the brand transfer agreement with Monster and the impact of the deconsolidation of our German bottling operations. Also, income before taxes benefited in the quarter from the impact of our productivity initiatives.

•
We gained value share in total nonalcoholic ready-to-drink (“NARTD”) beverages in the quarter. Sparkling beverage volume was even and still beverage volume grew 2% in the quarter. Unit case volume growth in key markets including Germany, Poland and Romania was offset by volume declines in France and Spain primarily driven by poor weather.

LATIN AMERICA

	Percent Change
	Second Quarter	YTD
Unit Case Volume	0	1
Concentrate Sales	1	1
Price/Mix	15	13
Currency	(20)	(22)
Acquisitions, Divestitures and Structural Items, Net	0	0
Reported Net Revenues	(4)	(8)
Organic Revenues *	16	14
Reported Income Before Taxes	(1)	(7)
Comparable CN Income Before Taxes *	27	19

*	Organic revenues and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Concentrate sales growth was slightly ahead of unit case volume growth in the quarter due to timing of concentrate shipments. For the year-to-date period, concentrate sales and unit case volume growth were in line. Positive price/mix was realized in each of our four business units in the quarter, particularly in Brazil and other higher inflationary markets within our South Latin and Latin Center business units.

•
The decline in reported income before taxes in the quarter was primarily driven by an unfavorable currency impact of 29%. Also, income before taxes benefited in the quarter from the impact of our productivity initiatives and timing of expenses.

•
We gained value share in still beverages in the quarter. Sparkling beverage volume declined 2% in the quarter and still beverage volume grew 6%. Unit case volume performance in the quarter was driven by high single-digit growth in Mexico, offset by a high single-digit decline in both our Latin Center and South Latin business units and a low single-digit decline in Brazil.

NORTH AMERICA

	Percent Change
	Second Quarter	YTD
Unit Case Volume	1	1
Concentrate Sales	1	0
Price/Mix	2	3
Currency	0	0
Acquisitions, Divestitures and Structural Items, Net	(1)	(1)
Reported Net Revenues	2	2
Organic Revenues *	4	3
Reported Income Before Taxes	(1)	3
Comparable CN Income Before Taxes *	0	2

*	Organic revenues and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Concentrate sales growth was in line with unit case volume growth in the quarter and was slightly behind unit case volume growth for the year-to-date period. After adjusting for one less day in the first quarter, concentrate sales and unit case volume growth were in line for the year-to-date period. The positive price/mix in the quarter reflects the successful continued implementation of our rational pricing strategy and our effective revenue management efforts. Acquisitions, divestitures and structural items in the quarter primarily reflect the unfavorable impact of the brand transfer agreement associated with the closing of the transaction with Monster in 2015.

•
Reported income before taxes in the quarter includes an unfavorable structural impact of 4% primarily related to the brand transfer agreement associated with the closing of the transaction with Monster in 2015.

•
We gained value share in total NARTD beverages for the 25th consecutive quarter driven by the continued increase in the quantity and quality of our marketing investments along with our disciplined approach to pricing and packaging strategies. Sparkling beverage volume declined 1% in the quarter. Growth in Sprite, Fanta and energy drinks was offset by a decline in Trademark Coca-Cola. Still beverage volume growth of 3% in the quarter was driven by all key categories.

ASIA PACIFIC

	Percent Change
	Second Quarter	YTD
Unit Case Volume	1	3
Concentrate Sales	(2)	2
Price/Mix	0	(2)
Currency	1	(1)
Acquisitions, Divestitures and Structural Items, Net	(1)	(2)
Reported Net Revenues	(2)	(3)
Organic Revenues *	(2)	0
Reported Income Before Taxes	(1)	0
Comparable CN Income Before Taxes *	0	2

*	Organic revenues and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Concentrate sales growth trailed unit case volume growth in the quarter due to timing of concentrate shipments and was slightly behind unit case volume growth for the year-to-date period. After adjusting for one less day in the first quarter, concentrate sales and unit case volume growth were in line for the year-to-date period. The even price/mix in the quarter was primarily driven by favorable pricing and geographic mix, offset by negative product mix. Acquisitions, divestitures and structural items in the quarter reflect the unfavorable impact of the brand transfer agreement associated with the closing of the transaction with Monster in 2015 and a change in the funding arrangement with our bottlers in China.

•
The decline in reported income before taxes in the quarter was primarily driven by an unfavorable currency impact of 1 point. Also, income before taxes benefited in the quarter from the impact of our productivity initiatives and timing of expenses.

•
We gained value share in total NARTD beverages in the quarter. Sparkling beverage volume was even and still beverage volume grew 2% in the quarter. Unit case volume growth in the quarter included high single-digit growth in our ASEAN business unit, 4% growth in Japan and 3% growth in India, partially offset by a high single-digit decline in China.

BOTTLING INVESTMENTS

	Percent Change
	Second Quarter	YTD
Unit Case Volume	(13)	(9)
Reported Volume	(2)	(1)
Price/Mix	2	1
Currency	(1)	(2)
Acquisitions, Divestitures and Structural Items, Net	(11)	(6)
Reported Net Revenues	(12)	(8)
Organic Revenues *	0	0
Reported Income Before Taxes	(24)	—
Comparable CN Income Before Taxes *	11	21

*	Organic revenues and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
The positive price/mix in the quarter reflects favorable pricing across several of our bottling operations and positive geographic mix given our China bottling operations’ weaker volume performance. Acquisitions, divestitures and structural items in the quarter reflect the impact of the refranchised North America bottling territories and the deconsolidation of our German bottling operations as a result of their being merged to create Coca-Cola European Partners.

•
The decline in reported income before taxes in the quarter was primarily driven by an unfavorable currency impact of 6%, an unfavorable impact due to comparability items and an unfavorable structural impact related to refranchised North America bottling territories and the deconsolidation of our German bottling operations. Also, income before taxes benefited from the impact of our productivity initiatives, a slightly favorable commodity pricing environment and increased equity income.

2016 OUTLOOK
Our 2016 outlook for organic revenues, comparable currency neutral income before taxes (structurally adjusted) and comparable EPS are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability, the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and the impact of structural items, as applicable. We are not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates and the exact timing of acquisitions and divestitures and/or structural changes throughout 2016. The unavailable information could have a significant impact on our full-year 2016 GAAP financial results.

•
The Company now expects organic revenues to be up 3% in 2016. The net impact of acquisitions, divestitures and structural items on net revenues is expected to be a 6 to 7 point headwind, and based on the current spot rates, currency is expected to be a 2 to 3 point headwind, including the impact of hedged positions for the full year.

•
The Company continues to expect comparable currency neutral income before taxes (structurally adjusted) to grow 6% to 8% in 2016, in line with our long-term target. The net impact of structural items is expected to be a 4 point headwind, and based on the current spot rates, currency is expected to be an 8 to 9 point headwind, including the impact of hedged positions for the full year.

•	Based on the above, the Company expects full-year comparable EPS to be down 4% to 7% versus prior year’s comparable EPS of $2.00.

•	In addition to the above, the Company expects the following:

•	The underlying effective annual tax rate in 2016 is expected to be 22.5%.

•	We are targeting full-year 2016 net share repurchases of $2.0 to $2.5 billion.

•
For the third quarter of 2016, we estimate that based on the current spot rates, currency will be a 2 point headwind on comparable net revenues and a 2 to 3 point headwind on comparable income before taxes, including the impact of hedged positions. The net impact of structural items is expected to be a 3 point headwind on comparable income before taxes.

ITEMS IMPACTING COMPARABILITY

•	For details on items impacting comparability in the quarter, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.
NOTES

•	All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, management uses non-GAAP financial measures, including, but not limited to, organic revenues, comparable currency neutral income before taxes and comparable currency neutral earnings per share, in making financial, operating, compensation and planning decisions and in evaluating the Company's performance. Management believes that these non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
"Comparable currency neutral income before taxes" is a non-GAAP financial measure that excludes or otherwise adjusts for items impacting comparability and the impact of changes in foreign currency exchange rates. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
"Comparable currency neutral income before taxes (structurally adjusted)" is a non-GAAP financial measure that excludes or otherwise adjusts for items impacting comparability, the impact of changes in foreign currency exchange rates and the impact of structural items. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•	"Concentrate sales" represents the amount of concentrates, syrups, beverage bases and powders sold by, or used in finished beverages sold by, the Company to its bottling partners or other customers.

•
"Concentrate sales/reported volume" represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for our geographic operating segments (expressed in equivalent unit cases) after considering the impact of structural changes. For our Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes. Our Bottling Investments operating segment reflects unit case volume growth for consolidated bottlers only, which is computed on a reported basis.

•
"Organic revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of changes in foreign currency exchange rates and acquisitions, divestitures and structural items, as applicable. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
"Core business" represents the combined performance from the Eurasia and Africa, Europe, Latin America, North America, Asia Pacific and Corporate operating segments offset by intersegment eliminations.

•	"Sparkling beverages" means NARTD beverages with carbonation, including carbonated energy drinks and waters.

•
"Still beverages" means nonalcoholic beverages without carbonation, including noncarbonated waters, flavored waters and enhanced waters, juices and juice drinks, teas, coffees, sports drinks, dairy and noncarbonated energy drinks.

•
All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. "Unit case" means a unit of measurement equal to 24 eight ounce servings of finished beverage. "Unit case volume" means the number of unit cases (or unit case equivalents) of Company beverages directly or indirectly sold by the Company and its bottling partners to customers.

•
First quarter 2016 financial results were impacted by one less day, while fourth quarter financial results will be impacted by two additional days. Unit case volume results for the quarters are not impacted by the variance in days due to the average daily sales computation referenced above.

CONFERENCE CALL
We are hosting a conference call with investors and analysts to discuss second quarter 2016 results today, July 27, 2016 at 9 a.m. EDT. We invite investors to listen to a live audiocast of the conference call on the Company’s website, http://www.coca-colacompany.com in the "Investors" section. A replay in downloadable MP3 format and a transcript of the call will also be available within 24 hours after the audiocast on the Company’s website. Further, the "Investors" section of the website includes a reconciliation of non-GAAP financial measures, which may be used periodically by management when discussing financial results with investors and analysts, to the Company’s results as reported under GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	July 1, 2016	July 3, 2015	% Change[1]
Net Operating Revenues	$11,539	$12,156	(5)
Cost of goods sold	4,471	4,748	(6)
Gross Profit	7,068	7,408	(5)
Selling, general and administrative expenses	3,912	4,204	(7)
Other operating charges	297	669	(56)
Operating Income	2,859	2,535	13
Interest income	164	149	10
Interest expense	162	128	27
Equity income (loss) — net	305	200	52
Other income (loss) — net	1,133	1,605	(29)
Income Before Income Taxes	4,299	4,361	(1)
Income taxes	839	1,250	(33)
Consolidated Net Income	3,460	3,111	11
Less: Net income (loss) attributable to noncontrolling interests	12	3	445
Net Income Attributable to Shareowners of The Coca-Cola Company	$3,448	$3,108	11
Diluted Net Income Per Share[2]	$0.79	$0.71	12
Average Shares Outstanding — Diluted[2]	4,377	4,408

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the three months ended July 1, 2016 and July 3, 2015, basic net income per share was $0.80 for 2016 and $0.71 for 2015 based on average shares outstanding — basic of 4,323 million for 2016 and 4,355 million for 2015. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Six Months Ended
	July 1, 2016	July 3, 2015	% Change[1]
Net Operating Revenues	$21,821	$22,867	(5)
Cost of goods sold	8,540	8,851	(4)
Gross Profit	13,281	14,016	(5)
Selling, general and administrative expenses	7,673	8,283	(7)
Other operating charges	608	902	(33)
Operating Income	5,000	4,831	4
Interest income	308	304	1
Interest expense	303	575	(47)
Equity income (loss) — net	397	202	97
Other income (loss) — net	791	1,580	(50)
Income Before Income Taxes	6,193	6,342	(2)
Income taxes	1,240	1,665	(25)
Consolidated Net Income	4,953	4,677	6
Less: Net income (loss) attributable to noncontrolling interests	22	12	82
Net Income Attributable to Shareowners of The Coca-Cola Company	$4,931	$4,665	6
Diluted Net Income Per Share[2]	$1.13	$1.06	7
Average Shares Outstanding — Diluted[2]	4,379	4,415

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the six months ended July 1, 2016 and July 3, 2015, basic net income per share was $1.14 for 2016 and $1.07 for 2015 based on average shares outstanding — basic of 4,325 million for 2016 and 4,360 million for 2015. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	July 1, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$9,647	$7,309
Short-term investments	11,755	8,322
Total Cash, Cash Equivalents and Short-Term Investments	21,402	15,631
Marketable securities	2,673	4,269
Trade accounts receivable, less allowances of $354 and $352, respectively	4,768	3,941
Inventories	3,005	2,902
Prepaid expenses and other assets	3,332	2,752
Assets held for sale	693	3,900
Total Current Assets	35,873	33,395
Equity Method Investments	16,215	12,318
Other Investments	1,284	3,470
Other Assets	4,370	4,110
Property, Plant and Equipment — net	12,663	12,571
Trademarks With Indefinite Lives	6,038	5,989
Bottlers' Franchise Rights With Indefinite Lives	5,616	6,000
Goodwill	11,204	11,289
Other Intangible Assets	831	854
Total Assets	$94,094	$89,996

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$10,235	$9,660
Loans and notes payable	13,901	13,129
Current maturities of long-term debt	4,895	2,676
Accrued income taxes	375	331
Liabilities held for sale	138	1,133
Total Current Liabilities	29,544	26,929
Long-Term Debt	29,252	28,311
Other Liabilities	3,963	4,301
Deferred Income Taxes	4,497	4,691
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; Authorized — 11,200 shares; Issued — 7,040 and 7,040 shares, respectively	1,760	1,760
Capital surplus	14,710	14,016
Reinvested earnings	66,921	65,018
Accumulated other comprehensive income (loss)	(10,153)	(10,174)
Treasury stock, at cost — 2,725 and 2,716 shares, respectively	(46,601)	(45,066)
Equity Attributable to Shareowners of The Coca-Cola Company	26,637	25,554
Equity Attributable to Noncontrolling Interests	201	210
Total Equity	26,838	25,764
Total Liabilities and Equity	$94,094	$89,996

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)

	Six Months Ended
	July 1, 2016	July 3, 2015
Operating Activities
Consolidated net income	$4,953	$4,677
Depreciation and amortization	903	961
Stock-based compensation expense	119	117
Deferred income taxes	(178)	643
Equity (income) loss — net of dividends	(224)	(44)
Foreign currency adjustments	118	(144)
Significant (gains) losses on sales of assets — net	(762)	(1,346)
Other operating charges	210	609
Other items	(125)	609
Net change in operating assets and liabilities	(1,194)	(964)
Net cash provided by operating activities	3,820	5,118
Investing Activities
Purchases of investments	(9,045)	(6,981)
Proceeds from disposals of investments	9,518	6,316
Acquisitions of businesses, equity method investments and nonmarketable securities	(723)	(2,284)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	420	413
Purchases of property, plant and equipment	(1,085)	(1,114)
Proceeds from disposals of property, plant and equipment	41	33
Other investing activities	(63)	(139)
Net cash provided by (used in) investing activities	(937)	(3,756)
Financing Activities
Issuances of debt	15,947	24,878
Payments of debt	(12,750)	(22,358)
Issuances of stock	1,108	410
Purchases of stock for treasury	(2,156)	(1,298)
Dividends	(3,017)	(2,877)
Other financing activities	85	115
Net cash provided by (used in) financing activities	(783)	(1,130)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	238	(385)
Cash and Cash Equivalents
Net increase (decrease) during the period	2,338	(153)
Balance at beginning of period	7,309	8,958
Balance at end of period	$9,647	$8,805

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues [1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	July 1, 2016	July 3, 2015	% Fav. / (Unfav.)	July 1, 2016	July 3, 2015	% Fav. / (Unfav.)	July 1, 2016	July 3, 2015	% Fav. / (Unfav.)
Eurasia & Africa	$621	$658	(6)	$248	$275	(10)	$256	$287	(11)
Europe	1,410	1,435	(2)	808	836	(3)	822	843	(3)
Latin America	937	973	(4)	512	525	(2)	520	526	(1)
North America	2,709	2,651	2	735	754	(3)	745	752	(1)
Asia Pacific	1,560	1,601	(2)	758	761	0	760	766	(1)
Bottling Investments	5,615	6,385	(12)	216	164	31	269	353	(24)
Corporate	63	25	149	(418)	(780)	47	927	834	11
Eliminations	(1,376)	(1,572)	13	—	—	—	—	—	—
Consolidated	$11,539	$12,156	(5)	$2,859	$2,535	13	$4,299	$4,361	(1)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
During the three months ended July 1, 2016, intersegment revenues were $11 million for Eurasia and Africa, $112 million for Europe, $16 million for Latin America, $1,032 million for North America, $159 million for Asia Pacific, $44 million for Bottling Investments and $2 million for Corporate. During the three months ended July 3, 2015, intersegment revenues were $7 million for Eurasia and Africa, $151 million for Europe, $18 million for Latin America, $1,158 million for North America, $188 million for Asia Pacific and $50 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Six Months Ended

	Net Operating Revenues [1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	July 1, 2016	July 3, 2015	% Fav. / (Unfav.)	July 1, 2016	July 3, 2015	% Fav. / (Unfav.)	July 1, 2016	July 3, 2015	% Fav. / (Unfav.)
Eurasia & Africa	$1,167	$1,296	(10)	$484	$554	(13)	$502	$573	(12)
Europe	2,614	2,647	(1)	1,499	1,552	(3)	1,526	1,567	(3)
Latin America	1,872	2,039	(8)	1,035	1,103	(6)	1,038	1,114	(7)
North America	5,073	4,968	2	1,316	1,289	2	1,325	1,284	3
Asia Pacific	2,795	2,886	(3)	1,309	1,305	0	1,314	1,314	0
Bottling Investments	10,907	11,916	(8)	98	154	(36)	(163)	307	—
Corporate	48	65	(25)	(741)	(1,126)	34	651	183	256
Eliminations	(2,655)	(2,950)	10	—	—	—	—	—	—
Consolidated	$21,821	$22,867	(5)	$5,000	$4,831	4	$6,193	$6,342	(2)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
During the six months ended July 1, 2016, intersegment revenues were $17 million for Eurasia and Africa, $247 million for Europe, $34 million for Latin America, $1,975 million for North America, $292 million for Asia Pacific, $85 million for Bottling Investments and $5 million for Corporate. During the six months ended July 3, 2015, intersegment revenues were $7 million for Eurasia and Africa, $295 million for Europe, $37 million for Latin America, $2,199 million for North America, $317 million for Asia Pacific and $95 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). However, management uses non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company's performance. Management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting.
ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating, compensation and planning decisions; and evaluates the Company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as pertaining to different and unrelated underlying activities or events across comparable periods, are generally considered "items impacting comparability". In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral") defined below.
Asset Impairments and Restructuring
Restructuring
During the three and six months ended July 1, 2016, the Company recorded charges of $41 million and $240 million, respectively. The Company also recorded charges of $94 million and $129 million during the three and six months ended July 3, 2015, respectively. These charges were related to the integration of our German bottling operations.
Productivity and Reinvestment
During the three and six months ended July 1, 2016, the Company recorded charges of $65 million and $128 million, respectively, related to our productivity and reinvestment initiatives. The Company also recorded charges of $92 million and $182 million during the three and six months ended July 3, 2015, respectively. These productivity and reinvestment initiatives are focused on four key areas: restructuring the Company's global supply chain; implementing zero-based work, an evolution of zero-based budget principles across the organization; streamlining and simplifying the Company's operating model; and further driving increased discipline and efficiency in direct marketing investments. The savings realized from the program will enable the Company to fund marketing initiatives and innovation required to deliver sustainable net revenue growth. The savings will also support margin expansion and increased returns on invested capital over time.
Equity Investees
During the three and six months ended July 1, 2016, the Company recorded net charges of $18 million and $21 million, respectively. During the three and six months ended July 3, 2015, the Company recorded net charges of $9 million and $82 million, respectively. These amounts represent the Company’s proportionate share of unusual or infrequent items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three and six months ended July 1, 2016, the Company recorded charges of $52 million and $97 million, respectively, related to costs incurred to refranchise our North America bottling territories. These costs include, among other items, internal and external costs for individuals directly working on the refranchising efforts, severance, and costs associated with the implementation of information technology systems to facilitate consistent data standards and availability throughout the North America bottling system.
During the three and six months ended July 1, 2016, the Company recorded charges of $32 million and $33 million, respectively, for noncapitalizable transaction costs associated with pending and closed transactions, primarily related to the deconsolidation of our German bottling operations discussed below.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Transaction Gains/Losses (continued)
During the three and six months ended July 1, 2016, the Company recognized a noncash gain of $1,292 million, net of transaction costs described above, as a result of the deconsolidation of our German bottling operations. On May 29, 2016, the Company merged its German bottling operations with Coca-Cola Enterprises, Inc. and Coca-Cola Iberian Partners, S.A.U., to create Coca-Cola European Partners ("CCEP") in exchange for an equity investment in CCEP.
During the three and six months ended July 1, 2016, the Company incurred noncash losses of $199 million and $568 million, respectively. The Company also incurred noncash losses of $12 million and $33 million during the three and six months ended July 3, 2015, respectively. These losses were primarily due to the derecognition of intangible assets relating to the refranchising of territories in North America to certain of our unconsolidated bottling partners.
During the six months ended July 1, 2016, the Company recorded a net gain of $18 million as a result of the disposal of our shares in Keurig Green Mountain, Inc.
During the three and six months ended July 3, 2015, the Company recorded a net gain of $1,402 million as a result of our transaction with Monster Beverage Corporation ("Monster"), primarily due to the difference in the recorded carrying value of the assets transferred, including an allocated portion of goodwill, compared to the value of the total assets and business acquired. This net gain was recorded in the line item other income (loss) — net in our condensed consolidated statement of income. Additionally, under the terms of this transaction, the Company was required to discontinue selling energy products under certain trademarks, including one trademark in the glacéau portfolio. As a result, the Company recognized an impairment charge of $380 million in the line item other operating charges in our condensed consolidated statement of income upon the closing of the transaction with Monster, primarily related to the discontinuation of the energy products in the glacéau portfolio.
In the fourth quarter of 2014, the owners of the majority interest of a Brazilian bottler exercised their option to acquire from us a 10 percent interest in the entity's outstanding shares resulting in our recognizing an estimated loss of $32 million due to the exercise price being lower than our carrying value. The transaction closed in January 2015, and the Company recorded an additional loss of $6 million during the six months ended July 3, 2015, calculated based on the final option price. Also during the six months ended July 3, 2015, the Company recorded a loss of $19 million on our previously held investment in a South African bottler, which had been accounted for under the equity method of accounting prior to our acquisition of the bottler in February 2015.
Other Items
Economic (Nondesignated) Hedges
The Company uses derivatives as economic hedges primarily to mitigate the price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The Company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. We believe this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three months ended July 1, 2016 and July 3, 2015, the impact of the Company's adjustment related to our economic hedging activities resulted in decreases of $95 million and $56 million, respectively, to our non-GAAP income before income taxes. During the six months ended July 1, 2016 and July 3, 2015, the net impact of the Company's adjustment related to our economic hedging activities described above resulted in decreases of $71 million and $11 million, respectively, to our non-GAAP income before income taxes.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Other Items (continued)
Donation to The Coca-Cola Foundation
During the three and six months ended July 1, 2016, the Company recorded a charge of $100 million. During the three and six months ended July 3, 2015, the Company recorded a charge of $100 million. These charges were due to contributions the Company made to The Coca-Cola Foundation.
Early Extinguishment of Long-Term Debt
During the six months ended July 3, 2015, the Company recorded charges of $320 million due to the early extinguishment of certain long-term debt, which were recorded in the line item interest expense in our condensed consolidated statement of income.
Hyperinflationary Economies
During the six months ended July 3, 2015, the Company recorded net charges of $135 million related to our Venezuelan operations. These charges were primarily a result of the remeasurement of the net monetary assets of our Venezuelan subsidiary using the SIMADI exchange rate, an impairment of a Venezuelan trademark due to higher exchange rates, and a write-down of receivables from our bottling partner in Venezuela. The write-down was recorded primarily as a result of the continued lack of liquidity and our revised assessment of the U.S. dollar value we expect to realize upon the conversion of the Venezuelan bolivar into U.S. dollars by our bottling partner to pay our receivables.
Other
During the three and six months ended July 1, 2016, the Company recorded other charges of $7 million and $10 million, respectively. During the six months ended July 3, 2015, the Company recorded other charges of $1 million. These charges were primarily related to tax litigation expense as well as charges associated with certain fixed assets and costs associated with restructuring and transitioning the Company's Russian juice operations to an existing joint venture with an unconsolidated bottling partner.
Certain Tax Matters
During the three and six months ended July 1, 2016, the Company recorded net tax charges of $83 million and $77 million, respectively, related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties. During the three months ended July 3, 2015, the Company recorded a net tax charge of $16 million related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties.
CURRENCY NEUTRAL
Management evaluates the operating performance of our Company and our international subsidiaries on a currency neutral basis. We determine our currency neutral operating results by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, normalizing for certain structural items in hyperinflationary economies, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the Company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
ORGANIC REVENUES
Organic revenues is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of changes in foreign currency exchange rates and acquisitions, divestitures and structural items, as applicable. The adjustments related to acquisitions, divestitures and structural items for the three and six months ended July 1, 2016 and July 3, 2015 consisted of the structural changes discussed below. Additionally, during the three and six months ended July 1, 2016, organic revenues were adjusted, both on a consolidated basis and for our Asia Pacific operating segment, for the sales of the Company's newly acquired plant-based protein beverages in China.
STRUCTURAL CHANGES
Structural changes generally refer to acquisitions or dispositions of bottling, distribution or canning operations and consolidation or deconsolidation of bottling and distribution entities for accounting purposes. In 2016, the Company deconsolidated our German bottling operations as a result of their being merged to create CCEP. As a result of the merger transaction, the Company now owns an equity method investment in CCEP. Accordingly, the impact of the deconsolidation and new equity method investment has been included as a structural change (a component of acquisitions and divestitures) in our analysis of net operating revenues and income (loss) before income taxes on a consolidated basis as well as for our Europe and Bottling Investments operating segments. During 2016, the Company also changed our funding arrangement with our bottling partners in China, which resulted in a reduction in net revenues with an offsetting reduction in direct marketing expense. In 2016 and 2015, the Company refranchised territories in North America to certain of its unconsolidated bottling partners. Additionally, in 2015, the Company sold its global energy drink business to Monster; acquired Monster's non-energy drink business; acquired an equity interest in Monster; amended its current distribution coordination agreements with Monster to expand into additional territories; and acquired a South African bottler. Accordingly, these activities have been included as structural items in our analysis of the impact of these changes on certain line items in our condensed consolidated statements of income. In addition, for non-Company-owned and licensed beverage products sold in the refranchised territories in North America for which the Company no longer reports unit case volume, we have eliminated the unit case volume from the base year when calculating 2016 versus 2015 volume growth rates on a consolidated basis as well as for the North America and Bottling Investments operating segments.
2016 OUTLOOK
Our 2016 outlook for organic revenue, comparable currency neutral income before taxes (structurally adjusted) and comparable EPS are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability, the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and the impact of structural items, as applicable. We are not able to reconcile our full-year 2016 projected organic revenue to our full-year 2016 projected reported net revenue, our full-year 2016 projected comparable currency neutral income before taxes (structurally adjusted) to our full-year 2016 projected reported income before taxes, or our full-year 2016 projected comparable EPS to our full-year 2016 projected reported EPS without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates and the exact timing of acquisitions and divestitures and/or structural changes throughout 2016. The unavailable information could have a significant impact on our full-year 2016 GAAP financial results.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended July 1, 2016
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$11,539	$4,471	$7,068	61.3%	$3,912	$297	$2,859	24.8%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(41)	41
Productivity & Reinvestment	—	—	—		—	(65)	65
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(84)	84
Other Items	(15)	82	(97)		9	(107)	1
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$11,524	$4,553	$6,971	60.5%	$3,921	$—	$3,050	26.5%

	Three Months Ended July 3, 2015
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$12,156	$4,748	$7,408	60.9%	$4,204	$669	$2,535	20.9%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(94)	94
Productivity & Reinvestment	—	—	—		—	(92)	92
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(383)	383
Other Items	(7)	24	(31)		19	(100)	50
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$12,149	$4,772	$7,377	60.7%	$4,223	$—	$3,154	26.0%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(5)	(6)	(5)		(7)	(56)	13
% Currency Impact	(3)	(1)	(3)		(2)	—	(7)
% Change — Currency Neutral Reported	(3)	(5)	(1)		(5)	—	20

% Change — After Considering Items (Non-GAAP)	(5)	(5)	(6)		(7)	—	(3)
% Currency Impact After Considering Items (Non-GAAP)	(3)	(1)	(4)		(2)	—	(6)
% Change — Currency Neutral After Considering Items (Non-GAAP)	(3)	(4)	(2)		(5)	—	3

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended July 1, 2016
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$162	$305	$1,133	$4,299	$839	19.5%	$12	$3,448	$0.79
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	41	—		—	41	0.01
Productivity & Reinvestment	—	—	—	65	24		—	41	0.01
Equity Investees	—	18	—	18	4		—	14	—
Transaction Gains/Losses	—	—	(1,124)	(1,040)	(26)		—	(1,014)	(0.23)
Other Items	—	—	11	12	6		—	6	—
Certain Tax Matters	—	—	—	—	(83)		—	83	0.02
After Considering Items (Non-GAAP)	$162	$323	$20	$3,395	$764	22.5%	$12	$2,619	$0.60

	Three Months Ended July 3, 2015
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[3]
Reported (GAAP)	$128	$200	$1,605	$4,361	$1,250	28.7%	$3	$3,108	$0.71
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	94	—		—	94	0.02
Productivity & Reinvestment	—	—	—	92	33		—	59	0.01
Equity Investees	—	9	—	9	—		—	9	—
Transaction Gains/Losses	—	—	(1,390)	(1,007)	(474)		—	(533)	(0.12)
Other Items	—	—	(6)	44	16		—	28	0.01
Certain Tax Matters	—	—	—	—	(16)		—	16	—
After Considering Items (Non-GAAP)	$128	$209	$209	$3,593	$809	22.5%	$3	$2,781	$0.63

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	27	52	(29)	(1)	(33)		445	11	12
% Change — After Considering Items (Non-GAAP)	27	54	(90)	(6)	(6)		436	(6)	(5)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed.

[2]	4,377 million average shares outstanding — diluted

[3]	4,408 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Six Months Ended July 1, 2016
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$21,821	$8,540	$13,281	60.9%	$7,673	$608	$5,000	22.9%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(240)	240
Productivity & Reinvestment	—	—	—		—	(128)	128
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(130)	130
Other Items	32	130	(98)		13	(110)	(1)
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$21,853	$8,670	$13,183	60.3%	$7,686	$—	$5,497	25.2%

	Six Months Ended July 3, 2015
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$22,867	$8,851	$14,016	61.3%	$8,283	$902	$4,831	21.1%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(129)	129
Productivity & Reinvestment	—	—	—		—	(182)	182
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(383)	383
Other Items	(15)	27	(42)		29	(208)	137
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$22,852	$8,878	$13,974	61.1%	$8,312	$—	$5,662	24.8%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(5)	(4)	(5)		(7)	(33)	4
% Currency Impact	(4)	(2)	(5)		(3)	—	(10)
% Change — Currency Neutral Reported	(1)	(2)	0		(5)	—	13

% Change — After Considering Items (Non-GAAP)	(4)	(2)	(6)		(8)	—	(3)
% Currency Impact After Considering Items (Non-GAAP)	(3)	(2)	(5)		(3)	—	(8)
% Change — Currency Neutral After Considering Items (Non-GAAP)	(1)	(1)	(1)		(5)	—	5

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Six Months Ended July 1, 2016
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$303	$397	$791	$6,193	$1,240	20.0%	$22	$4,931	$1.13
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	240	—		—	240	0.05
Productivity & Reinvestment	—	—	—	128	45		—	83	0.02
Equity Investees	—	21	—	21	4		—	17	—
Transaction Gains/Losses	—	—	(773)	(643)	117		—	(760)	(0.17)
Other Items	—	—	40	39	16		—	23	0.01
Certain Tax Matters	—	—	—	—	(77)		—	77	0.02
After Considering Items (Non-GAAP)	$303	$418	$58	$5,978	$1,345	22.5%	$22	$4,611	$1.05

	Six Months Ended July 3, 2015
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[3]
Reported (GAAP)	$575	$202	$1,580	$6,342	$1,665	26.3%	$12	$4,665	$1.06
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	129	—		—	129	0.03
Productivity & Reinvestment	—	—	—	182	75		—	107	0.02
Equity Investees	—	82	—	82	6		—	76	0.02
Transaction Gains/Losses	—	—	(1,344)	(961)	(464)		—	(497)	(0.11)
Other Items	(320)	—	88	545	140		—	405	0.09
Certain Tax Matters	—	—	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$255	$284	$324	$6,319	$1,422	22.5%	$12	$4,885	$1.11

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	(47)	97	(50)	(2)	(25)		82	6	7
% Change — After Considering Items (Non-GAAP)	19	47	(82)	(5)	(5)		81	(6)	(5)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed.

[2]	4,379 million average shares outstanding — diluted

[3]	4,415 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Income Before Income Taxes and Diluted Net Income Per Share:
	Three Months Ended July 1, 2016
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	(1)	12
% Currency Impact	(9)	(10)
% Change — Currency Neutral Reported	8	22
% Structural Impact	(3)	—
% Change — Currency Neutral Reported and Adjusted for Structural Impact	12	—

% Change — After Considering Items (Non-GAAP)	(6)	(5)
% Currency Impact After Considering Items (Non-GAAP)	(11)	(11)
% Change — Currency Neutral After Considering Items (Non-GAAP)	6	6
% Structural Impact After Considering Items (Non-GAAP)	(4)	—
% Change — Currency Neutral After Considering Items and Adjusted for Structural Impact (Non-GAAP)	10	—

	Six Months Ended July 1, 2016
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	(2)	7
% Currency Impact	(12)	(13)
% Change — Currency Neutral Reported	10	20
% Structural Impact	(3)	—
% Change — Currency Neutral Reported and Adjusted for Structural Impact	13	—

% Change — After Considering Items (Non-GAAP)	(5)	(5)
% Currency Impact After Considering Items (Non-GAAP)	(12)	(12)
% Change — Currency Neutral After Considering Items (Non-GAAP)	6	7
% Structural Impact After Considering Items (Non-GAAP)	(3)	—
% Change — Currency Neutral After Considering Items and Adjusted for Structural Impact (Non-GAAP)	10	—

Note:	Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Segment:

	Three Months Ended July 1, 2016
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$621	$1,410	$937	$2,709	$1,560	$5,615	$63	$(1,376)	$11,539
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	(6)	—	—	(9)	—	(15)
After Considering Items (Non-GAAP)	$621	$1,410	$937	$2,703	$1,560	$5,615	$54	$(1,376)	$11,524

	Three Months Ended July 3, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$658	$1,435	$973	$2,651	$1,601	$6,385	$25	$(1,572)	$12,156
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	(11)	—	—	4	—	(7)
After Considering Items (Non-GAAP)	$658	$1,435	$973	$2,640	$1,601	$6,385	$29	$(1,572)	$12,149

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(6)	(2)	(4)	2	(2)	(12)	149	13	(5)
% Currency Impact	(10)	0	(20)	0	1	(1)	70	—	(3)
% Change — Currency Neutral Reported	4	(2)	16	2	(3)	(11)	79	—	(3)
% Acquisitions, Divestitures and Structural Items	(3)	(4)	0	(1)	(1)	(11)	30	—	(5)
% Change — Organic Revenues (Non-GAAP)	7	2	16	4	(2)	0	49	—	3

% Change — After Considering Items (Non-GAAP)	(6)	(2)	(4)	2	(2)	(12)	79	—	(5)
% Currency Impact After Considering Items (Non-GAAP)	(10)	0	(20)	0	1	(1)	12	—	(3)
% Change — Currency Neutral After Considering Items (Non-GAAP)	4	(2)	16	2	(3)	(11)	66	—	(3)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Segment:

	Six Months Ended July 1, 2016
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,167	$2,614	$1,872	$5,073	$2,795	$10,907	$48	$(2,655)	$21,821
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	(8)	—	—	40	—	32
After Considering Items (Non-GAAP)	$1,167	$2,614	$1,872	$5,065	$2,795	$10,907	$88	$(2,655)	$21,853

	Six Months Ended July 3, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,296	$2,647	$2,039	$4,968	$2,886	$11,916	$65	$(2,950)	$22,867
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	(17)	—	—	2	—	(15)
After Considering Items (Non-GAAP)	$1,296	$2,647	$2,039	$4,951	$2,886	$11,916	$67	$(2,950)	$22,852

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(10)	(1)	(8)	2	(3)	(8)	(25)	10	(5)
% Currency Impact	(11)	1	(22)	0	(1)	(2)	(55)	—	(4)
% Change — Currency Neutral Reported	2	(2)	14	2	(2)	(7)	29	—	(1)
% Acquisitions, Divestitures and Structural Items	(3)	(3)	0	(1)	(2)	(6)	24	—	(3)
% Change — Organic Revenues (Non-GAAP)	5	1	14	3	0	0	6	—	2

% Change — After Considering Items (Non-GAAP)	(10)	(1)	(8)	2	(3)	(8)	33	—	(4)
% Currency Impact After Considering Items (Non-GAAP)	(11)	1	(22)	0	(1)	(2)	4	—	(3)
% Change — Currency Neutral After Considering Items (Non-GAAP)	2	(2)	14	2	(2)	(7)	28	—	(1)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Core Net Operating Revenues: [1]

Three Months Ended July 1, 2016
Reported (GAAP) Net Operating Revenues	$11,539
Bottling Investments Net Operating Revenues	(5,615)
Consolidated Eliminations	1,376
Intersegment Core Net Operating Revenue Eliminations	(7)
Core Net Operating Revenues (Non-GAAP)	7,293
Items Impacting Comparability:
Asset Impairments/Restructuring	—
Productivity & Reinvestment	—
Equity Investees	—
Transaction Gains/Losses	—
Other Items	(15)
Core Net Operating Revenues After Considering Items (Non-GAAP)	$7,278

Three Months Ended July 3, 2015
Reported (GAAP) Net Operating Revenues	$12,156
Bottling Investments Net Operating Revenues	(6,385)
Consolidated Eliminations	1,572
Intersegment Core Net Operating Revenue Eliminations	(4)
Core Net Operating Revenues (Non-GAAP)	7,339
Items Impacting Comparability:
Asset Impairments/Restructuring	—
Productivity & Reinvestment	—
Equity Investees	—
Transaction Gains/Losses	—
Other Items	(7)
Core Net Operating Revenues After Considering Items (Non-GAAP)	$7,332

% Change — Reported (GAAP) Net Operating Revenues	(5)
% Change — Core Net Operating Revenues (Non-GAAP)	(1)
% Currency Impact	(3)
% Change — Core Currency Neutral Reported (Non-GAAP)	2
% Acquisitions, Divestitures and Structural Items	(2)
% Change — Core Organic Revenues (Non-GAAP)[2]	4

% Change — Core After Considering Items (Non-GAAP)	(1)
% Currency Impact After Considering Items (Non-GAAP)	(3)
% Change — Core Currency Neutral After Considering Items (Non-GAAP)	3

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
Core net operating revenues included the net operating revenues from the Eurasia and Africa, Europe, Latin America, North America, Asia Pacific and Corporate operating segments offset by intersegment revenue eliminations of $7 million and $4 million during the three months ended July 1, 2016 and July 3, 2015, respectively.

[2]	Core organic revenue growth included 4 points of positive price/mix.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Core Net Operating Revenues: [1]

Six Months Ended July 1, 2016
Reported (GAAP) Net Operating Revenues	$21,821
Bottling Investments Net Operating Revenues	(10,907)
Consolidated Eliminations	2,655
Intersegment Core Net Operating Revenue Eliminations	(13)
Core Net Operating Revenues (Non-GAAP)	13,556
Items Impacting Comparability:
Asset Impairments/Restructuring	—
Productivity & Reinvestment	—
Equity Investees	—
Transaction Gains/Losses	—
Other Items	32
Core Net Operating Revenues After Considering Items (Non-GAAP)	$13,588

Six Months Ended July 3, 2015
Reported (GAAP) Net Operating Revenues	$22,867
Bottling Investments Net Operating Revenues	(11,916)
Consolidated Eliminations	2,950
Intersegment Core Net Operating Revenue Eliminations	(7)
Core Net Operating Revenues (Non-GAAP)	13,894
Items Impacting Comparability:
Asset Impairments/Restructuring	—
Productivity & Reinvestment	—
Equity Investees	—
Transaction Gains/Losses	—
Other Items	(15)
Core Net Operating Revenues After Considering Items (Non-GAAP)	$13,879

% Change — Reported (GAAP) Net Operating Revenues	(5)
% Change — Core Net Operating Revenues (Non-GAAP)	(2)
% Currency Impact	(4)
% Change — Core Currency Neutral Reported (Non-GAAP)	2
% Acquisitions, Divestitures and Structural Items	(1)
% Change — Core Organic Revenues (Non-GAAP)[2]	4

% Change — Core After Considering Items (Non-GAAP)	(2)
% Currency Impact After Considering Items (Non-GAAP)	(4)
% Change — Core Currency Neutral After Considering Items (Non-GAAP)	2

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
Core net operating revenues included the net operating revenues from the Eurasia and Africa, Europe, Latin America, North America, Asia Pacific and Corporate operating segments offset by intersegment revenue eliminations of $13 million and $7 million during the six months ended July 1, 2016 and July 3, 2015, respectively.

[2]	Core organic revenue growth included 3 points of positive price/mix.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Segment:

	Three Months Ended July 1, 2016
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$248	$808	$512	$735	$758	$216	$(418)	$2,859
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	41	—	41
Productivity & Reinvestment	1	—	(1)	27	—	17	21	65
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	60	24	84
Other Items	—	—	—	(26)	—	(63)	90	1
After Considering Items (Non-GAAP)	$249	$808	$511	$736	$758	$271	$(283)	$3,050

	Three Months Ended July 3, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$275	$836	$525	$754	$761	$164	$(780)	$2,535
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	94	—	94
Productivity & Reinvestment	3	—	3	31	2	49	4	92
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	383	383
Other Items	—	—	—	(40)	—	(12)	102	50
After Considering Items (Non-GAAP)	$278	$836	$528	$745	$763	$295	$(291)	$3,154

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(10)	(3)	(2)	(3)	0	31	47	13
% Currency Impact	(12)	0	(29)	0	(1)	(4)	3	(7)
% Change — Currency Neutral Reported	2	(4)	27	(3)	1	35	44	20

% Change — After Considering Items (Non-GAAP)	(10)	(3)	(3)	(1)	(1)	(9)	3	(3)
% Currency Impact After Considering Items (Non-GAAP)	(12)	0	(29)	0	(1)	(1)	2	(6)
% Change — Currency Neutral After Considering Items (Non-GAAP)	2	(4)	26	(1)	1	(7)	0	3

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Segment:

	Six Months Ended July 1, 2016
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$484	$1,499	$1,035	$1,316	$1,309	$98	$(741)	$5,000
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	240	—	240
Productivity & Reinvestment	—	4	(1)	58	1	38	28	128
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	105	25	130
Other Items	—	—	—	(42)	—	(105)	146	(1)
After Considering Items (Non-GAAP)	$484	$1,503	$1,034	$1,332	$1,310	$376	$(542)	$5,497

	Six Months Ended July 3, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$554	$1,552	$1,103	$1,289	$1,305	$154	$(1,126)	$4,831
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	129	—	129
Productivity & Reinvestment	15	(11)	3	73	(3)	81	24	182
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	383	383
Other Items	—	—	33	(50)	2	(23)	175	137
After Considering Items (Non-GAAP)	$569	$1,541	$1,139	$1,312	$1,304	$341	$(544)	$5,662

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(13)	(3)	(6)	2	0	(36)	34	4
% Currency Impact	(14)	0	(30)	1	(2)	0	(3)	(10)
% Change — Currency Neutral Reported	1	(4)	24	1	3	(37)	37	13

% Change — After Considering Items (Non-GAAP)	(15)	(2)	(9)	2	0	10	0	(3)
% Currency Impact After Considering Items (Non-GAAP)	(13)	0	(29)	1	(2)	(2)	0	(8)
% Change — Currency Neutral After Considering Items (Non-GAAP)	(1)	(3)	20	1	3	12	0	5

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) Before Income Taxes by Segment:

	Three Months Ended July 1, 2016
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$256	$822	$520	$745	$760	$269	$927	$4,299
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	41	—	41
Productivity & Reinvestment	1	—	(1)	27	—	17	21	65
Equity Investees	—	—	—	—	—	15	3	18
Transaction Gains/Losses	—	—	—	—	—	259	(1,299)	(1,040)
Other Items	—	—	—	(26)	—	(63)	101	12
After Considering Items (Non-GAAP)	$257	$822	$519	$746	$760	$538	$(247)	$3,395

	Three Months Ended July 3, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$287	$843	$526	$752	$766	$353	$834	$4,361
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	94	—	94
Productivity & Reinvestment	3	—	3	31	2	49	4	92
Equity Investees	—	5	—	—	—	4	—	9
Transaction Gains/Losses	—	—	—	—	—	12	(1,019)	(1,007)
Other Items	—	—	—	(40)	—	(12)	96	44
After Considering Items (Non-GAAP)	$290	$848	$529	$743	$768	$500	$(85)	$3,593

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(11)	(3)	(1)	(1)	(1)	(24)	11	(1)
% Currency Impact	(11)	0	(29)	0	(1)	(6)	(22)	(9)
% Change — Currency Neutral Reported	0	(3)	28	(1)	0	(18)	34	8

% Change — After Considering Items (Non-GAAP)	(11)	(3)	(2)	0	(1)	7	(187)	(6)
% Currency Impact After Considering Items (Non-GAAP)	(11)	0	(29)	0	(1)	(4)	(225)	(11)
% Change — Currency Neutral After Considering Items (Non-GAAP)	0	(3)	27	0	0	11	38	6

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) Before Income Taxes by Segment:

	Six Months Ended July 1, 2016
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$502	$1,526	$1,038	$1,325	$1,314	$(163)	$651	$6,193
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	240	—	240
Productivity & Reinvestment	—	4	(1)	58	1	38	28	128
Equity Investees	—	—	—	—	—	18	3	21
Transaction Gains/Losses	—	—	—	—	—	673	(1,316)	(643)
Other Items	—	—	—	(42)	—	(105)	186	39
After Considering Items (Non-GAAP)	$502	$1,530	$1,037	$1,341	$1,315	$701	$(448)	$5,978

	Six Months Ended July 3, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$573	$1,567	$1,114	$1,284	$1,314	$307	$183	$6,342
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	129	—	129
Productivity & Reinvestment	15	(11)	3	73	(3)	81	24	182
Equity Investees	—	6	—	—	—	76	—	82
Transaction Gains/Losses	—	—	—	—	—	33	(994)	(961)
Other Items	—	—	33	(50)	2	(23)	583	545
After Considering Items (Non-GAAP)	$588	$1,562	$1,150	$1,307	$1,313	$603	$(204)	$6,319

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(12)	(3)	(7)	3	0	—	256	(2)
% Currency Impact	(13)	0	(30)	1	(2)	—	(171)	(12)
% Change — Currency Neutral Reported	1	(3)	23	3	2	—	428	10

% Change — After Considering Items (Non-GAAP)	(15)	(2)	(10)	3	0	16	(120)	(5)
% Currency Impact After Considering Items (Non-GAAP)	(13)	0	(29)	1	(2)	(5)	(136)	(12)
% Change — Currency Neutral After Considering Items (Non-GAAP)	(1)	(2)	19	2	2	21	16	6

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Operating Expense Leverage:
	Three Months Ended July 1, 2016
	Operating income	Gross profit	Operating expense leverage[1]
% Change — Reported (GAAP)	13	(5)	17
% Change — Currency Neutral Reported	20	(1)	21

% Change — After Considering Items (Non-GAAP)	(3)	(6)	2
% Change — Currency Neutral After Considering Items (Non-GAAP)	3	(2)	5

	Six Months Ended July 1, 2016
	Operating income	Gross profit	Operating expense leverage[1]
% Change — Reported (GAAP)	4	(5)	9
% Change — Currency Neutral Reported	13	0	13

% Change — After Considering Items (Non-GAAP)	(3)	(6)	3
% Change — Currency Neutral After Considering Items (Non-GAAP)	5	(1)	6

Note:	Certain rows may not add due to rounding.
1Operating expense leverage is calculated by subtracting gross profit growth from operating income growth.

Operating Margin:
	Three Months Ended July 1, 2016	Three Months Ended July 3, 2015	Basis Point Growth (Decline)
Reported (GAAP)	24.78%	20.85%	393
Impact on Operating Margin of Items Impacting Comparability (Non-GAAP)	(1.68)%	(5.10)%
Operating Margin After Considering Items (Non-GAAP)	26.46%	25.95%	51
Impact on Operating Margin of Currency After Considering Items (Non-GAAP)	(0.92)%	0.00%
Currency Neutral Operating Margin After Considering Items (Non-GAAP)	27.38%	25.95%	143

	Six Months Ended July 1, 2016	Six Months Ended July 3, 2015	Basis Point Growth (Decline)
Reported (GAAP)	22.91%	21.13%	178
Impact on Operating Margin of Items Impacting Comparability (Non-GAAP)	(2.24)%	(3.65)%
Operating Margin After Considering Items (Non-GAAP)	25.15%	24.78%	37
Impact on Operating Margin of Currency After Considering Items (Non-GAAP)	(1.02)%	0.00%
Currency Neutral Operating Margin After Considering Items (Non-GAAP)	26.17%	24.78%	139

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Purchases and Issuances of Stock:
	Six Months Ended July 1, 2016	Six Months Ended July 3, 2015
Reported (GAAP)
Issuances of Stock	$1,108	$410
Purchases of Stock for Treasury	(2,156)	(1,298)
Net Change in Stock Issuance Receivables[1]	3	(3)
Net Change in Treasury Stock Payables[2]	(34)	15
Net Treasury Share Repurchases (Non-GAAP)	$(1,079)	$(876)

[1]	Represents the net change in receivables related to employee stock options exercised but not settled prior to the end of the period.

[2]	Represents the net change in payables for treasury shares repurchased but not settled prior to the end of the period.

Consolidated Cash from Operations:

	Six Months Ended July 1, 2016	Six Months Ended July 3, 2015
	Net Cash Provided by Operating Activities	Net Cash Provided by Operating Activities
Reported (GAAP)	$3,820	$5,118
Items Impacting Comparability:
Cash Payments for Pension Plan Contributions	471	—
After Considering Items (Non-GAAP)	$4,291	$5,118

	Net Cash Provided by Operating Activities
% Change — Reported (GAAP)	(25)
% Change — After Considering Items (Non-GAAP)	(16)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is the world's largest beverage company, refreshing consumers with more than 500 sparkling and still brands and more than 3,800 beverage choices. Led by Coca-Cola, one of the world's most valuable and recognizable brands, our Company's portfolio features 20 billion-dollar brands, 18 of which are available in reduced-, low- or no-calorie options. These brands include Diet Coke, Coca-Cola Zero, Fanta, Sprite, Dasani, vitaminwater, Powerade, Minute Maid, Simply, Del Valle, Georgia and Gold Peak. Through the world's largest beverage distribution system, we are the No. 1 provider of both sparkling and still beverages.  More than 1.9 billion servings of our beverages are enjoyed by consumers in more than 200 countries each day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that reduce our environmental footprint, create a safe, inclusive work environment for our associates, and enhance the economic development of the communities where we operate. Together with our bottling partners, we rank among the world's top 10 private employers with more than 700,000 system associates. For more information, visit
Coca-Cola Journey at www.coca-colacompany.com, follow us on Twitter at twitter.com/CocaColaCo, visit our blog, Coca-Cola Unbottled, at www.coca-colablog.com or find us on LinkedIn at
www.linkedin.com/company/the-coca-cola-company.
Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity concerns; water scarcity and poor quality; evolving consumer preferences; increased competition and capabilities in the marketplace; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; an inability to be successful in our innovation activities; increased demand for food products and decreased agricultural productivity; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States or in one or more other major markets; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; adverse weather conditions; climate change; damage to our brand image and corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to timely implement our previously announced actions to reinvigorate growth, or to realize the economic benefits we anticipate from these actions; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster Beverage Corporation; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer plan withdrawal liabilities in the future; an inability to successfully integrate and manage our Company-owned or -controlled bottling operations; an inability to successfully manage our refranchising activities; an inability to successfully manage the possible negative consequences of our productivity initiatives; an inability to attract or retain a highly skilled workforce; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2015 and our subsequently filed Quarterly Report on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.
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